Exhibit 99.1

BTCS Provides Q1 Update, Holds $41.7M in Digital Asset and Cash

Stockholders’ Equity Stands At $15.4M, Up +$14.3M from December 31, 2020

At Q1’s End, BTCS’ Blockchain Infrastructure Operations Producing Revenue From 240 Nodes Securing Ethereum’s 2.0 Blockchain

Silver Spring, MD – (Globe Newswire – May 13, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a blockchain technology focused company, today announced its results for the first quarter ended March 31, 2021 and subsequent developments.

April and May Highlights

●	As of May 11, 2021 cash and digital asset fair market value was approximately $41.7 million (including $4 million of cash), up +77% from the quarter ended March 31, 2021
●	Revenue for the first six weeks of Q2 2021 over $192,000, more than 2 times Q1 2021 revenue
●	Plan to commence securing Cardano’s blockchain in May
●	CFO search well underway

First Quarter Highlights

●	Stockholders’ equity was $15.4 million at March 31, 2021, up +$14.3 million from December 31, 2020
●	Net loss was $6.8 triggered by non-cash charges
●	$2.4 million in adjusted EBITDA, a non-GAAP financial measure (please refer to the reconciliation toward the end of this press release)
●	Digital asset fair market value was approximately $20.1 million as of March 31, 2021, up +411% from December 31, 2020 and up +7,516% versus March 31, 2020
●	Launched and rapidly expanded ethereum 2.0 blockchain staking operation to 240 nodes; generated $72K revenue with operations only fully commencing in the last month of Q1 2021
●	Raised $11.5 million at an average price of $1.03 per share via registered direct offering and equity line
●	Management and independent director personally invested $1.1 million into BTCS
●	Cash balance of $3.4 million at March 31, 2021

Expanding Blockchain Infrastructure Operations: Scalable ESG Operations to Secure Disruptive Blockchains

Commenced Internal Staking Operations

BTCS launched its ethereum 2.0 blockchain staking operation in Q1 2021 and expanded to 240 nodes actively generating revenue by quarter end, +140% above original goal of 100 nodes active by the end of March 2021.

Securing proof-of-stake blockchains through our blockchain infrastructure operations represents a very scalable and high profit margin component of the Company’s business model. BTCS plans to continue to expand its proof-of-stake operations by actively operating additional nodes on ethereum’s beacon chain and other disruptive blockchains.

By securing proof-of-stake blockchains via its blockchain infrastructure operations, BTCS is supporting the decentralized computing platforms required for such emerging trends and applications as Decentralized Finance (DeFi) and Non-Fungible Tokens (NFTs). In so doing, BTCS is supporting the growing adoption of more energy-efficient proof-of-stake blockchain protocols and thereby the broader move towards a less carbon-intensive digital asset ecosystem. As an enterprise, BTCS is committed to the vision that technology should create value not only for the benefit of investors, but also for the improvement of our society as a whole.

Commenced Staking-as-a-Service Platform Development

In Q1 2021 BTCS retained a software development firm to assist in building out our proprietary non-custodial staking-as-a-service platform that will enable clients to stake and delegate certain supported cryptocurrencies.

Data Analytics Platform Update

Following the capital raising actions in Q1 2021, BTCS engaged resources to accelerate the deployment of our data analytics platform in preparation for an invite-only beta launch within the next two quarters.

Digital Assets Treasury Update

Establishing positions in key digital assets is a core part of the Company’s treasury management efforts. Through timely purchases of bitcoin and ethereum, BTCS has substantially grown its digital asset treasury over the past seven quarters as is shown in the table below:

Digital Assets Held
Asset	2019Q3	2019Q4	2020Q1	2020Q2	2020Q3	2020Q4	2021Q1	May 11, 2021
BTC	14.9	20.6	20.6	54.3	63.6	66.9	90.0	90.0
QoQ Change		38%	0%	163%	17%	5%	34%	NA
ETH	584.7	985.0	985.0	2,304.6	2,554.7	2,674.2	7,732.5	7,800.8
QoQ Change		68%	0%	134%	11%	5%	189%	NA

Over the course of Q1 2021 the fair market value of the Company’s digital asset holdings increased +7,516% from prior year levels. The table below summarizes the fair market value of the Company’s digital assets over the past seven quarters based on prices at the end of each respective quarter:

Fair Market Value of Digital Assets
Asset	2019Q3	2019Q4	2020Q1	2020Q2	2020Q3	2020Q4	2021Q1	May 11, 2021
BTC	$123,733	$148,406	$132,831	$496,027	$686,580	$1,962,572	$5,302,695	$5,103,411
QoQ Change		20%	-10%	273%	38%	186%	170%	NA
YoY Change						1,222%	3,892%	NA
ETH	$105,175	$127,662	$131,582	$521,552	$919,748	$1,976,126	$14,833,709	$32,600,206
QoQ Change		21%	3%	296%	76%	115%	651%	NA
YoY Change						1,448%	11,173%	NA
Total	$228,908	$276,068	$264,413	$1,017,579	$1,606,328	$3,938,698	$20,136,404	$37,703,618
QoQ Change		21%	-4%	285%	58%	145%	411%	NA
YoY Change						1,327%	7,516%	NA

As of 2021Q1 approximately 9 ETH is not staked on ethereums beacon chain.

As of Q1 2021 quarter end, ethereum represented 74% of the total fair market value of the Company’s digital assets versus 50% in the prior quarter and prior year periods, reflecting the ethereum 2.0 blockchain staking operation launch.

Management Commentary

“So far in 2021, we are executing on multiple strategic initiatives to drive growth and put in place a solid foundation to create significant shareholder value moving forward,” stated Charles Allen, Chief Executive Officer of BTCS. “Our digital assets have gained in value rising +411% and +7,516%, quarter-over-quarter, and year-over-year, respectively. As a core component of our business plan, we will continue to advantageously grow our digital asset holdings while prudently capitalizing on opportunities to lock in gains as they become available. To that end, BTCS realized profit in excess of $3 million through timely sales of digital assets in Q1 2021.”

“In February 2021 we launched and aggressively expanded our ethereum 2.0 blockchain staking operation, generating $72K in revenue in a matter of weeks,” continued Allen. “While our original goal was to have 100 nodes active on ethereum’s beacon chain by quarter end, we are pleased to report that this metric was exceeded by more than 140% as BTCS ended the quarter with 240 nodes actively producing revenue.”

“Building on our 2021 Q1 progress, the BTCS board of directors was enhanced in early April by the addition of two independent directors as we welcomed Mr. Charlie Lee, the creator of Litecoin, and Ms. Carol Van Cleef, Esq., an internationally recognized legal authority and pioneer in the blockchain space. They possess both exceptional insight that should serve BTCS shareholders well and are an important part of our preparation for the planned up-listing to a leading national securities exchange,” continued Allen. “Separately, based on strong belief in our ability to capitalize on the disruptive and transformative potential of blockchains in the quarters ahead, Michal Handerhan, our COO, and I, along with our board member David Garrity, invested $1.1 million into the Company earlier this year. In addition to opportunities to grow our revenue-generating blockchain infrastructure operations, with an improved financial position, we are in a great position to continue development of our proprietary data analytics platform.”

Allen concluded, “On behalf of our management team, I want to personally thank our shareholders for their continued support as we execute on our multi-faceted business plan and growth strategy. I look forward to sharing more updates on our progress in the coming weeks and months.”

Non-GAAP – Financial Measure:

In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We believe that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and the economic realities of our business specifically, but not limited to, the accounting for digital assets. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense (including stock-based compensation issued to service providers), which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude, depreciation and amortization, interest expense, stock-based compensation expense (including stock-based compensation issued to service providers), and impairment of intangible digital assets.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended March 31,
	2021	2020

Net income (loss)	$(6,782,175)	$(370,271)
Adjusted to exclude the following:
Depreciation and amortization	562,096	16,606
Interest expense	54,247	6,022
Stock-based compensation	7,281,477	-
Impairment of intangible digital assets	1,301,764	74,425
Adjusted EBITDA	2,417,409	(273,218)

About BTCS:

BTCS is an early mover in the blockchain and digital currency ecosystems and the first “Pure Play” U.S. publicly traded company focused on blockchain infrastructure and technology. The Company through its blockchain infrastructure operation secures ethereum’s proof-of-stake blockchain by actively processing and validating blockchain transactions and is rewarded with digital assets. The Company is developing a proprietary staking-as-a-service platform to allow users to stake and delegate supported cryptocurrencies through a non-custodial platform. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our belief regarding opportunities to growth, capitalizing on opportunities to lock in gains as they become available and our position to continue development of our proprietary data analytics platform. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, the third-party calculators failure to be accurate in its formulas, significant decrease in value of ETH and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of ETH and reward, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com